Exhibit 10.4

AMENDMENT NO. 1

TO

MANAGEMENT SERVICES AGREEMENT

                THIS AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is made and entered into effective as of January 30, 2008 by and between Virtual Radiologic Corporation, a Delaware corporation (“VRC”) and Virtual Radiologic Professionals of Michigan, P.C., a Michigan professional corporation (the “Practice”).  VRC and the Practice are referred to herein each individually as a “party,” and together the “parties.”

                WHEREAS, VRC and the Practice entered into that certain Management  Services Agreement effective January 1, 2006 (the “Agreement”);

                WHEREAS, pursuant to the Agreement, VRC provides systems infrastructure and management and administrative services to the Practice in order to permit the Practice to devote their full effort to the performance of professional radiology services on behalf of physician groups and other customers of the Practice;

                WHEREAS, in consideration for VRC’s provision of systems infrastructure and management and administrative services the Practice agreed to pay VRC a management and license fee equal to a pre-defined amount per transaction (the “License Fee”) ;

                WHEREAS, the License Fee was calculated on a good faith and arms length basis;

                WHEREAS, the Parties believe that changing the methodology for calculating the License Fee to a percentage of charges billed by the Practice will create a fair market value License Fee that is more accurate, predictable, and stable than the current License Fee.

                NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the Parties have agreed and do hereby agree as follows:

                1.             Amendment to License Fee.

                                A.            Effective as of January 1, 2008 the second paragraph of Article 7 is hereby replaced in its entirety with the following:

                                The Practice shall pay to VRC a Management and License Fee (“License Fee”) equal to [INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT] % of total charges that the Practice bills to physician groups and other customers. The License Fee may be adjusted annually upon mutual agreement of the Parties.

                                B.            VRC and the Practice each acknowledge and agree that the amended License Fee has been established and negotiated at arms length, and is fair, reasonable and consistent with fair market value, and is being implemented to create a more accurate, predictable, and stable License Fee.

                2.             Miscellaneous.

                                A.            Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

                                B.            All other provisions of the Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties have duly executed this Amendment.

VIRTUAL RADIOLOGIC
CORPORATION

By:	/s/ Sean O. Casey
Title:	Chief Executive Officer

VIRTUAL RADIOLOGIC
PROFESSIONALS OF MICHIGAN, P.C.

By:	/s/ Sean O. Casey
Title:	President